Kenne Ruan, CPA, P.C.
Phone: (203) 824-0441 Fax: (203) 413-4686
40 Hemlock Hollow Road, Woodbridge, CT 06525 kruancpa@yahoo.com




       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in this registration statement on Form SB-2/A of my report dated August 15, 2006, for the period ended June 30, 2006, and to reference to my Firm under the caption "Experts" in the Registration Statement.



/s/ Kenne Ruan, CPA, P.C.


New Haven, Connecticut
March 1, 2006